Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Reports Third Quarter Results, Remains On Track with Transformation Plan and Initiates 2018 Financial Guidance

Key Highlights

•	Transformation Plan on track with $92 million in cost savings realized through September 30, 2017

•	Initiating 2018 Adjusted EBITDA and FCFbG guidance

•	Repurchased $604 million[1] of corporate debt, delivering approximately $47 million of annualized interest savings, completing 2017 capital allocation plan

•	Closed drop down of a 38 MW portfolio of solar assets to NRG Yield and formed a new partnership with NRG Yield focused primarily on community solar projects

PRINCETON, NJ - November 2, 2017 - NRG Energy, Inc. (NYSE: NRG) today reported third quarter income from continuing operations of $190 million. Income from continuing operations for the first nine months of 2017 of $120 million, or $0.58 per diluted common share, compares to a loss from continuing operations of $92 million, or $0.10 per diluted common share for the first nine months of 2016. Adjusted EBITDA for the three and nine months ended September 30, 2017, was $806 million and $1,876 million, respectively. Year-to-date cash from continuing operations totaled $844 million.

“I am pleased with the progress we have made on our Transformation Plan,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “While we executed well in the third quarter, our results were impacted by mild temperatures and Hurricane Harvey. I am encouraged by the market recovery in Texas and the multiple regulatory initiatives that highlight the urgent need for power market reform.”

Consolidated Financial Results

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/17	9/30/16	9/30/17	9/30/16
Income/(Loss) from Continuing Operations	$190	$128	$120	$(92)
Cash From Continuing Operations	$732	$794	$844	$1,674
Adjusted EBITDA	$806	$895	$1,876	$2,234
Free Cash Flow Before Growth Investments (FCFbG)	$599	$726	$807	$985

1 Comprised of $398 million of 2018 Senior Notes and $206 million of 2021 Senior Notes. Transaction completed in October 2017 at total cost of $615 million.

Segment Results
Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/17	9/30/16	9/30/17	9/30/16
Generation	$258	$372	$200	$(49)
Retail	69	(78)	380	734
Renewables [1]	(4)	2	(84)	(107)
NRG Yield [1]	41	50	85	116
Corporate	(174)	(218)	(461)	(786)
Income/(Loss) from Continuing Operations [2]	$190	$128	$120	$(92)

1.
In accordance with GAAP, 2016 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions which closed on September 1, 2016, March 27, 2017, and August 1, 2017.

2.	Includes mark-to-market gains and losses of economic hedges.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/17	9/30/16	9/30/17	9/30/16
Generation [1]	$226	$268	$431	$750
Retail	276	304	612	677
Renewables [2]	66	77	148	143
NRG Yield [2]	265	252	719	707
Corporate	(27)	(6)	(34)	(43)
Adjusted EBITDA [3]	$806	$895	$1,876	$2,234

1.	Generation regional Reg G reconciliations are included in Appendices A-1 through A-4.

2.
In accordance with GAAP, 2016 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions, which closed on September 1, 2016, March 27, 2017, and August 1, 2017.

3.	See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Generation: Third quarter Adjusted EBITDA was $226 million, $42 million lower than third quarter 2016 primarily driven by:

•	Gulf Coast: $46 million decrease due to lower realized energy prices and lower generation, partially offset by lower operating expenses, net of outages due to flooding in the region.

•	East/West[1]: $4 million increase from higher capacity revenues, partially offset by lower energy margins and unfavorable trading results in BETM.

Retail: Third quarter Adjusted EBITDA was $276 million, $28 million lower than third quarter 2016 due to mild weather, impacts from Hurricane Harvey, and higher supply costs, partially offset by customer growth and reduced operating costs.
Renewables: Third quarter Adjusted EBITDA was $66 million, $11 million lower than third quarter 2016 due to lower solar generation at Ivanpah and higher operating expenses.
NRG Yield: Third quarter Adjusted EBITDA was $265 million, $13 million higher than third quarter 2016 due to the acquisition of the Utah utility-scale solar portfolio and higher conventional availability, partially offset by lower renewable resources in the current quarter.
Corporate: Third quarter Adjusted EBITDA was $(27) million, $21 million lower than the third quarter 2016 due to a reduction in shared service income, partially offset by lower corporate marketing expenses and the elimination of operating losses at residential solar following its full wind down of operations.

1 Includes International, BETM and generation eliminations.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	9/30/17	12/31/16
Cash at NRG-Level [1]	$383	$570
Revolver Availability	1,604	989
NRG-Level Liquidity	$1,987	$1,559
Restricted Cash	537	446
Cash at Non-Guarantor Subsidiaries	225	368
Total Liquidity	$2,749	$2,373

1.
Composed of cash of $998 million as of 9/30/2017, including unrestricted cash held at Midwest Generation (a non-guarantor subsidiary), which can be distributed to NRG without limitation, pro-forma for $615 million of corporate debt repurchases completed in October 2017.

NRG-Level cash as of September 30, 2017, pro-forma for the debt repurchases completed in October 2017, was $383 million, a decrease of $187 million from December 31, 2016. As of September 30, 2017, total liquidity was $2.7 billion, including $1,604 million of the Company’s credit facilities, as well as $537 million restricted cash and $225 million cash at non-guarantor subsidiaries (primarily NRG Yield).

NRG Strategic Developments
Transformation Plan
As of the end of the third quarter of 2017, NRG has realized $92 million, or 142%, of its 2017 cost savings target as part the previously announced Transformation Plan. With respect to the targeted asset sales under the Transformation Plan, NRG continues to expect up to $4 billion of net cash proceeds, with transactions leading to a majority of those proceeds announced by year end 2017, and the balance in 2018.  NRG anticipates these sales to include 100% of its interest in NRG Yield and its Renewables platform.

NRG Yield
Closed the November 2017 Drop Down Transaction

On November 1, 2017, NRG sold a 38 MW solar portfolio to NRG Yield primarily comprised of assets from NRG's Solar Power Partners (SPP) funds, in addition to other projects developed by NRG for cash consideration of $71 million, excluding working capital adjustments.

Investment Partnership with NRG Yield

Pursuant to the ROFO Agreement on September 26, 2017, NRG formed a new investment partnership in which NRG Yield would invest up to $50 million in a portfolio of distributed solar assets, primarily comprised of community solar projects, developed by NRG.

Drop Down Offer to NRG Yield

Pursuant to the ROFO Agreement, NRG offered NRG Yield the opportunity to acquire Buckthorn Solar, a 154 MW solar facility located near Fort Stockton, Texas with a 25-year PPA with the City of Georgetown.

Outlook for 2017 and Initiation of 2018 Guidance

NRG has decreased and narrowed the range of its Adjusted EBITDA and FCF before growth investments guidance for 2017 and is initiating guidance for fiscal year 2018. The 2018 guidance does not include the impact from targeted asset sales announced on July 12, 2017, as part of the Transformation Plan.

Table 4: 2017 and 2018 Adjusted EBITDA and FCF before Growth Investments Guidance

	2017	2017	2018
($ in millions)	Prior Guidance	Revised Guidance	Guidance
Adjusted EBITDA[1]	$2,565 - $2,765	$2,400 - $2,500	$2,800 - $3,000
Cash From Operations	$1,760 - $1,960	$1,600 - $1,700	$2,015 - $2,215
Free Cash Flow Before Growth Investments (FCFbG)	$1,290 - $1,490	$1,175 - $1,275	$1,550 - $1,750

1.
Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
In October 2017, the Company redeemed $398 million of its 7.625% 2018 Senior Notes through a tender offer at an early redemption percentage of 101.42%, and $206 million of its 7.875% 2021 Senior Notes through a tender offer at an average early redemption percentage of 102.625%. This generated approximately $47 million of annualized interest savings and extended the Company's nearest corporate bond maturity to July 2022.

On October 18, 2017, NRG declared a quarterly dividend on the company's common stock of $0.03 per share, payable November 15, 2017, to stockholders of record as of November 1, 2017. This represents $0.12 on an annualized basis.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On November 2, 2017, NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG
NRG is the leading integrated competitive power company in the U.S., built on the strength of our diverse competitive electric generation portfolio and leading retail electricity platform. A Fortune 500 company, NRG creates value through best-in-class operations, reliable and efficient electric generation, and a retail platform serving residential and commercial businesses. Working with electricity customers large and small, we implement sustainable solutions for producing and managing energy, developing smarter energy choices and delivering exceptional service as our retail electricity providers serve almost three million residential and commercial customers throughout the country. More information is available at www.nrg.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings, margin enhancement, asset sale, and net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, risks related to project siting, financing, construction, permitting, government approvals and the negotiation of project development agreements, our ability to progress development pipeline projects, the timing or completion of the GenOn restructuring, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, our ability to close the Drop Down transactions with NRG Yield, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of November 2, 2017. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

 Contacts:

Media:	Investors:

Sheri Woodruff	Kevin L. Cole, CFA
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2017	2016	2017	2016
Operating Revenues
Total operating revenues	$3,049	$3,421	$8,132	$8,328
Operating Costs and Expenses
Cost of operations	2,156	2,440	5,852	5,711
Depreciation and amortization	272	298	789	826
Impairment losses	14	9	77	65
Selling, general and administrative	213	277	697	801
Reorganization	18	—	18	—
Development activity expenses	14	21	49	65
Total operating costs and expenses	2,687	3,045	7,482	7,468
Other income - affiliate	14	48	104	144
Gain/(loss) on sale of assets	—	4	4	(79)
Operating Income	376	428	758	925
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	27	16	29	13
Impairment loss on investment	—	(8)	—	(147)
Other income, net	15	7	33	29
Loss on debt extinguishment, net	(1)	(50)	(3)	(119)
Interest expense	(221)	(237)	(692)	(718)
Total other expense	(180)	(272)	(633)	(942)
Income/(Loss) from Continuing Operations Before Income Taxes	196	156	125	(17)
Income tax expense	6	28	5	75
Income/(Loss) from Continuing Operations	190	128	120	(92)
(Loss)/Income from discontinued operations, net of income tax	(27)	265	(802)	256
Net Income/(Loss)	163	393	(682)	164
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(8)	(9)	(63)	(49)
Net Income/(Loss) Attributable to NRG Energy, Inc.	171	402	(619)	213
Dividends for preferred shares	—	—	—	5
Gain on redemption of preferred shares	—	—	—	(78)
Net Income/(Loss) Available for Common Stockholders	$171	$402	$(619)	$286
Income/(Loss) per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	317	316	317	315
Income from continuing operations per weighted average common share — basic	$0.63	$0.43	$0.58	$0.10
(Loss)/Income from discontinued operations per weighted average common share — basic	$(0.09)	$0.84	$(2.53)	$0.81
Income/(Loss) per Weighted Average Common Share — Basic	$0.54	$1.27	$(1.95)	$0.91
Weighted average number of common shares outstanding — diluted	322	317	317	316
Income from continuing operations per weighted average common share — diluted	$0.61	$0.43	$0.58	$0.10
(Loss)/Income from discontinued operations per weighted average common share — diluted	$(0.08)	$0.84	$(2.53)	$0.81
Income/(Loss) per Weighted Average Common Share — Diluted	$0.53	$1.27	$(1.95)	$0.91
Dividends Per Common Share	$0.03	$0.03	$0.09	$0.21

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2017	2016
	(In millions)
Net income/(loss)	$163	$393	$(682)	$164
Other comprehensive income/(loss), net of tax
Unrealized gain/(loss) on derivatives, net of income tax (benefit)/expense of $0, $(1), $1, and $1	7	27	6	(8)
Foreign currency translation adjustments, net of income tax expense of $0, $0, $0, and $0	2	3	10	6
Available-for-sale securities, net of income tax expense of $0, $0, $0, and $0	1	—	2	1
Defined benefit plans, net of income tax expense of $0, $0, $0, and $0	(1)	31	26	32
Other comprehensive income	9	61	44	31
Comprehensive income/(loss)	172	454	(638)	195
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(5)	(2)	(61)	(70)
Comprehensive income/(loss) attributable to NRG Energy, Inc.	177	456	(577)	265
Dividends for preferred shares	—	—	—	5
Gain on redemption of preferred shares	—	—	—	(78)
Comprehensive income/(loss) available for common stockholders	$177	$456	$(577)	$338

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
(In millions, except shares)	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,223	$938
Funds deposited by counterparties	31	2
Restricted cash	537	446
Accounts receivable, net	1,274	1,058
Inventory	630	721
Derivative instruments	475	1,067
Cash collateral posted in support of energy risk management activities	203	150
Current assets - held for sale	33	9
Prepayments and other current assets	354	404
Current assets - discontinued operations	—	1,919
Total current assets	4,760	6,714
Property, plant and equipment, net	15,332	15,369
Other Assets
Equity investments in affiliates	1,138	1,120
Notes receivable, less current portion	5	16
Goodwill	662	662
Intangible assets, net	1,838	1,973
Nuclear decommissioning trust fund	670	610
Derivative instruments	206	181
Deferred income taxes	205	225
Non-current assets held-for-sale	10	10
Other non-current assets	644	841
Non-current assets - discontinued operations	—	2,961
Total other assets	5,378	8,599
Total Assets	$25,470	$30,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$1,247	$516
Accounts payable	911	813
Derivative instruments	522	1,092
Cash collateral received in support of energy risk management activities	31	81
Accrued expenses and other current liabilities	830	990
Accrued expenses and other current liabilities - affiliate	164	—
Current liabilities - discontinued operations	—	1,210
Total current liabilities	3,705	4,702
Other Liabilities
Long-term debt and capital leases	15,658	15,957
Nuclear decommissioning reserve	265	287
Nuclear decommissioning trust liability	397	339
Deferred income taxes	21	20
Derivative instruments	307	284
Out-of-market contracts, net	213	230
Non-current liabilities held-for-sale	13	11
Other non-current liabilities	1,116	1,176
Non-current liabilities - discontinued operations	—	3,184
Total non-current liabilities	17,990	21,488
Total Liabilities	21,695	26,190
Redeemable noncontrolling interest in subsidiaries	85	46
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,369	8,358
Retained deficit	(4,713)	(3,787)
Less treasury stock, at cost — 101,580,045 and 102,140,814 shares, respectively	(2,386)	(2,399)
Accumulated other comprehensive loss	(91)	(135)
Noncontrolling interest	2,507	2,405
Total Stockholders’ Equity	3,690	4,446
Total Liabilities and Stockholders’ Equity	$25,470	$30,682

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2017	2016
	(In millions)
Cash Flows from Operating Activities
Net (loss)/income	(682)	164
(Loss)/Income from discontinued operations, net of income tax	(802)	256
Income/(loss) from continuing operations	$120	$(92)
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	24	44
Depreciation and amortization	789	826
Provision for bad debts	57	36
Amortization of nuclear fuel	37	39
Amortization of financing costs and debt discount/premiums	44	42
Adjustment for debt extinguishment	3	119
Amortization of intangibles and out-of-market contracts	79	131
Amortization of unearned equity compensation	27	23
Impairment losses	77	211
Changes in deferred income taxes and liability for uncertain tax benefits	26	29
Changes in nuclear decommissioning trust liability	20	24
Changes in derivative instruments	25	30
Changes in collateral posted in support of risk management activities	(103)	261
Proceeds from sale of emission allowances	21	11
(Gain)/loss on sale of assets	(22)	70
Changes in other working capital	(380)	(130)
Cash provided by continuing operations	844	1,674
Cash (used)/provided by discontinued operations	(38)	67
Net Cash Provided by Operating Activities	806	1,741
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(36)	(18)
Capital expenditures	(760)	(659)
Decrease in notes receivable	11	2
Purchases of emission allowances	(47)	(32)
Proceeds from sale of emission allowances	105	47
Investments in nuclear decommissioning trust fund securities	(402)	(378)
Proceeds from the sale of nuclear decommissioning trust fund securities	382	354
Proceeds from renewable energy grants and state rebates	8	11
Proceeds from sale of assets, net of cash disposed of	36	84
Investments in unconsolidated affiliates	(31)	(23)
Other	22	31
Cash used by continuing operations	(712)	(581)
Cash (used)/provided by discontinued operations	(53)	326
Net Cash Used by Investing Activities	(765)	(255)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(28)	(66)
Payment for preferred shares	—	(226)
Net receipts from settlement of acquired derivatives that include financing elements	2	6
Proceeds from issuance of long-term debt	1,134	5,237
Payments for short and long-term debt	(712)	(5,353)
Receivable from affiliate	(125)	—
Payments for debt extinguishment costs	—	(98)
Contributions from, net of distributions to, noncontrolling interest in subsidiaries	65	(127)
Proceeds from issuance of stock	—	1
Payment of debt issuance costs	(43)	(70)
Other - contingent consideration	(10)	(10)
Cash provided/(used) by continuing operations	283	(706)
Cash (used)/provided by discontinued operations	(224)	119
Net Cash provided/(used) by Financing Activities	59	(587)
Effect of exchange rate changes on cash and cash equivalents	(10)	(6)
Change in Cash from discontinued operations	(315)	512
Net Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	405	381
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,386	1,322
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,791	$1,703

Appendix Table A-1: Third Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	166	92	258	69	(4)	41	(174)	190
Plus:		—
Interest expense, net	0	5	5	1	24	75	112	217
Income tax	(2)	2	—	—	(3)	8	1	6
Depreciation and amortization	69	27	96	29	51	88	8	272
ARO Expense	4	3	7	—	1	1	—	9
Contract amortization	2	1	3	(1)	1	18	(1)	20
Lease amortization	0	(2)	(2)	—	—	—	—	(2)
EBITDA	239	128	367	98	70	231	(54)	712
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	(6)	7	1	(3)	(12)	32	10	28
Acquisition-related transaction & integration costs	—	—	—	—	—	—	3	3
Reorganization costs	3	—	3	5	—	—	10	18
Deactivation costs	—	2	2	—	—	—	5	7
Other non recurring charges	1	(4)	(3)	2		2	(1)	—
Impairments	—	1	1	—	13	—	—	14
Mark to market (MtM) (gains)/losses on economic hedges	(135)	(10)	(145)	174	(5)	—	—	24
Adjusted EBITDA	102	124	226	276	66	265	(27)	806
(a) Includes International, BETM and generation eliminations.

Third Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	655	431	1,086	1,936	140	282	(409)	3,035
Cost of sales	394	202	596	1,458	4	15	(394)	1,679
Economic gross margin	261	229	490	478	136	267	(15)	1,356
Operations & maintenance and other cost of operations (b)	143	101	244	87	34	62	(15)	412
Selling, marketing, general and administrative(c)	26	13	39	107	14	4	31	195
Other expense/(income)(d)	(10)	(9)	(19)	8	22	(64)	(4)	(57)
Adjusted EBITDA	102	124	226	276	66	265	(27)	806
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $7 million.
(c) Excludes reorganization costs of $18 million.
(d) Excludes impairments of $14 million, and acquisition and integration costs of $3 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	3,049	12	(26)	—	—	3,035
Cost of operations	1,737	(8)	(50)	—	—	1,679
Gross margin	1,312	20	24	—	—	1,356
Operations & maintenance and other cost of operations	419		—	(7)	—	412
Selling, marketing, general & administrative (a)	213	—	—	—	(18)	195
Other expense/(income)(b)	490	(272)	—	—	(275)	(57)
Income/(Loss) from Continuing Operations	190	292	24	7	293	806
(a) Other adj. includes reorganization costs of $18 million.
(b) Other adj, includes impairments of $14 million, and acquisition and integration costs of $3 million.

Appendix Table A-2: Third Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	224	148	372	(78)	2	50	(218)	128
Plus:
Interest expense, net	—	7	7	(1)	34	70	124	234
Income tax	—	(2)	(2)	—	(3)	13	20	28
Loss on debt extinguishment	—	—	—	—	—	—	50	50
Depreciation and amortization	108	26	134	26	48	75	15	298
ARO Expense	3	(6)	(3)	—	—	1	—	(2)
Contract amortization	5	0	5	1	1	17	(1)	23
Lease amortization	—	(2)	(2)	—	—	—	—	(2)
EBITDA	340	171	511	(52)	82	226	(10)	757
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	(1)	8	7	—	(4)	26	(2)	27
Acquisition-related transaction & integration costs	—	—	—	—	—	—	1	1
Reorganization costs	—	—	—	—	—	—	6	6
Deactivation costs	—	1	1	—	—	—	1	2
Gain on sale of assets	—	—	—	—	—	—	(4)	(4)
Other non recurring charges	15	(5)	10	(2)		—	2	10
Impairments	—	9	9	—	—	—	—	9
Mark to market (MtM) (gains)/losses on economic hedges	(206)	(64)	(270)	358	(1)	—	—	87
Adjusted EBITDA	148	120	268	304	77	252	(6)	895
(a) Includes International, BETM and generation eliminations.

Third Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	773	523	1,296	2,009	139	289	(362)	3,371
Cost of sales	431	273	704	1,485	3	18	(363)	1,847
Economic gross margin	342	250	592	524	136	271	1	1,524
Operations & maintenance and other cost of operations (b)	162	106	268	81	25	58	(1)	431
Selling, marketing, general & administrative (c)	35	29	64	137	12	4	54	271
Other expense/(income) (d)	(3)	(5)	(8)	2	22	(43)	(46)	(73)
Adjusted EBITDA	148	120	268	304	77	252	(6)	895
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $2 million.
(c) Excludes reorganization costs of $6 million.
(d) Excludes loss on debt extinguishment of $50 million, impairments of $9 million, gain on sale of assets of $4 million, and acquisition and integration costs of $1 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	3,421	12	(62)	—	—	3,371
Cost of operations	2,007	(11)	(149)	—	—	1,847
Gross margin	1,414	23	87	—	—	1,524
Operations & maintenance and other cost of operations	433		—	(2)	—	431
Selling, marketing, general & administrative (a)	277	—	—	—	(6)	271
Other expense/(income) (b)	576	(587)	—	—	(65)	(73)
Income/(Loss) from Continuing Operations	128	610	87	2	71	895
(a) Other adj. includes reorganization costs of $6 million.
(b) Other adj. includes loss on debt extinguishment of $50 million, impairments of $9 million, gain on sale of assets of $4 million, and acquisition and integration costs of $1 million.

Appendix Table A-3: YTD Third Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	59	141	200	380	(84)	85	(461)	120
Plus:
Interest expense, net	—	22	22	3	74	235	350	684
Income tax	—	2	2	(9)	(13)	15	10	5
Loss on debt extinguishment	—	—	—	—	3	—	—	3
Depreciation and amortization	207	80	287	87	150	241	24	789
ARO Expense	11	9	20	—	2	3	(1)	24
Contract Amortization	10	3	13	—	1	52	(1)	65
Lease amortization	—	(6)	(6)	—	—	—	—	(6)
EBITDA	287	251	538	461	133	631	(79)	1,684
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	15	19	34	(10)	(21)	79	11	93
Acquisition-related transaction & integration costs	(10)	—	(10)	—	—	2	3	(5)
Reorganization costs	3	—	3	5	—	—	28	36
Deactivation costs	—	3	3	—	—	—	9	12
Other non recurring charges	(14)	(2)	(16)	2	9	7	(6)	(4)
Impairments	42	—	42	—	35	—	—	77
Mark to market (MtM) (gains)/losses on economic hedges	(152)	(11)	(163)	154	(8)	—	—	(17)
Adjusted EBITDA	171	260	431	612	148	719	(34)	1,876
(a) Includes International, BETM and generation eliminations.

YTD Third Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	1,758	1,125	2,883	4,875	357	819	(946)	7,988
Cost of sales	1,049	496	1,545	3,669	11	45	(908)	4,362
Economic gross margin	709	629	1,338	1,206	346	774	(38)	3,626
Operations & maintenance and other cost of operations (b)	440	329	769	246	107	193	(29)	1,286
Selling, marketing, general & administrative (c)	32	120	152	332	43	16	118	661
Other expense/(income) (d)	66	(80)	(14)	16	48	(154)	(93)	(197)
Adjusted EBITDA	171	260	431	612	148	719	(34)	1,876
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $12 million.
(c) Excludes reorganization costs of $36 million.
(d) Excludes impairments of $77 million, acquisition-related transaction & integration costs of $5 million, and loss on debt extinguishment of $3 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	8,132	41	(185)	—	—	7,988
Cost of operations	4,554	(24)	(168)	—	—	4,362
Gross margin	3,578	65	(17)	—	—	3,626
Operations & maintenance and other cost of operations	1,298		—	(12)	—	1,286
Selling, marketing, general & administrative(a)	697				(36)	661
Other expense/(income) (b)	1,463	(1,561)	—	—	(197)	(197)
Income/(Loss) from Continuing Operations	120	1,626	(17)	12	233	1,876
(a) Other adj. includes reorganization costs of $36 million.
(b) Other adj. includes impairments of $77 million, acquisition-related transaction & integration costs of $5 million, and loss on debt extinguishment of $3 million.

Appendix Table A-4: YTD Third Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
(Loss)/Income from Continuing Operations	(247)	198	(49)	734	(107)	116	(786)	(92)
Plus:
Interest expense, net	1	23	24	(1)	84	212	391	710
Income tax	—	(2)	(2)	1	(14)	25	65	75
Loss on debt extinguishment	—	—	—	—	—	—	119	119
Depreciation and amortization	251	80	331	83	143	224	45	826
ARO Expense	8	2	10	—	1	2	0	13
Contract Amortization	11	4	15	5	1	57	(3)	75
Lease amortization	—	(6)	(6)	—	—	—	—	(6)
EBITDA	24	299	323	822	108	636	(169)	1,720
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	5	18	23	—	(2)	68	3	92
Acquisition-related transaction & integration costs	—	1	1	—	—		6	7
Reorganization costs	—	—	—	5	3	—	17	25
Deactivation costs	—	13	13	—	—	—	1	14
Loss on sale of assets	—	—	—	—	—	—	79	79
Other non recurring charges	19	(6)	13	—	8	3	2	26
Impairments	—	26	26	—	27	—	12	65
Impairment loss on investment	137	5	142	—	(1)	—	6	147
MtM (gains)/losses on economic hedges	208	1	209	(150)	—	—	—	59
Adjusted EBITDA	393	357	750	677	143	707	(43)	2,234
(a) Includes International, BETM and generation eliminations.

YTD Third Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	2,002	1,439	3,441	4,918	337	840	(807)	8,729
Cost of sales	1,027	616	1,643	3,633	12	48	(810)	4,526
Economic gross margin	975	823	1,798	1,285	325	792	3	4,203
Operations & maintenance and other cost of operations (b)	467	434	901	249	107	184	(3)	1,438
Selling, marketing, general & administrative (c)	32	163	195	357	40	10	174	776
Other expense/(income) (d)	83	(131)	(48)	2	35	(109)	(125)	(245)
Adjusted EBITDA	393	357	750	677	143	707	(43)	2,234
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $14 million.
(c) Excludes reorganization costs of $25 million.
(d) Excludes loss on sale of assets of $79 million, loss on debt extinguishment of $119 million, impairments of $65 million, and acquisition-related transaction & integration costs of $7 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	8,328	41	360	—	—	8,729
Cost of operations	4,259	(34)	301	—	—	4,526
Gross margin	4,069	75	59	—	—	4,203
Operations & maintenance and other cost of operations	1,452	—	—	(14)	—	1,438
Selling, marketing, general & administrative (a)	801				(25)	776
Other expense/(income) (b)	1,908	(1,938)	—	—	(215)	(245)
(Loss)/Income from Continuing Operations	(92)	2,013	59	14	240	2,234
(a) Other adj. includes reorganization costs of $25 million.
(b) Other adj. includes loss on debt extinguishment of $119 million, loss on sale of assets of $79 million, impairments of $65 million, and acquisition-related transaction & integration costs of $7 million.

Appendix Table A-5: 2017 and 2016 QTD and YTD Third Quarter Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	September 30, 2017	September 30, 2016
Net Cash Provided by Operating Activities	732	794
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	—	2
Sale of Land	—	—
Merger, integration, and cost-to-achieve expenses (1)	14	22
Cash contribution to GenOn pension plan (2)	13	—
Return of capital from equity investments	4	(5)
Adjustment for change in collateral (3)	(86)	62
Adjusted Cash Flow from Operating Activities	677	875
Maintenance CapEx, net (4)	(41)	(79)
Environmental CapEx, net	—	(36)
Preferred dividends	—	—
Distributions to non-controlling interests	(37)	(34)
Free Cash Flow Before Growth Investments (FCFbG)	599	726
(1) 2017 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call; 2016 includes cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Reflects cash contribution related to Legacy GenOn pension liability retained by NRG
(3) Reflects change in NRG’s cash collateral balance as of 3Q2017 including $79 million of collateral postings from our deconsolidated affiliate (GenOn)
(4) Includes insurance proceeds of $4 million and $2 million in 2017 and 2016, respectively

	Nine Months Ended
($ in millions)	September 30, 2017	September 30, 2016
Net Cash Provided by Operating Activities	844	1,674
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	2	6
Sale of Land	8	—
Merger, integration, and cost-to-achieve expenses (1)	14	47
Cash contribution to GenOn pension plan (2)	13	—
Return of capital from equity investments	22	6
Adjustment for change in collateral (3)	182	(261)
Adjusted Cash Flow from Operating Activities	1,085	1,472
Maintenance CapEx, net (4)	(125)	(171)
Environmental CapEx, net	(25)	(198)
Preferred dividends	—	(2)
Distributions to non-controlling interests	(128)	(116)
Free Cash Flow Before Growth Investments (FCFbG)	807	985
(1) 2017 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call; 2016 includes cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Reflects cash contribution related to Legacy GenOn pension liability retained by NRG
(3) Reflects change in NRG’s cash collateral balance as of 3Q2017 including $79 million of collateral postings from our deconsolidated affiliate (GenOn)
(4) Includes insurance proceeds of $22 million and $33 million in 2017 and 2016, respectively

Appendix Table A-6: Third Quarter YTD 2017 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through third quarter of 2017:

($ in millions)	Nine Months Ended September 30, 2017
Sources:
Adjusted cash flow from operations	1,085
Increase in credit facility	615
Issuance of Agua Caliente HoldCo debt	130
Growth investments and acquisitions, net	132
Asset sales	28
NYLD Equity Issuance	34
Uses:
Debt Repayments, net of proceeds	(528)
Collateral (1)	(182)
Maintenance and environmental capex, net (2)	(150)
Distributions to non-controlling interests	(128)
Common Stock Dividends	(28)
Other Investing and Financing	(17)
Change in Total Liquidity	991
(1) Reflects change in NRG’s cash collateral balance as of 3Q2017 including $79MM of collateral postings from our deconsolidated affiliate (GenOn)
(2) Includes insurance proceeds of $22 million.

Appendix Table A-7: 2017 and 2018 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2017 Adjusted EBITDA
	Prior Guidance
($ in millions)	Low	High
GAAP Net Income [1]	360	560
Income Tax	80	80
Interest Expense	825	825
Depreciation, Amortization, Contract Amortization and ARO Expense	1,150	1,150
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	110	110
Other Costs [2]	40	40
Adjusted EBITDA	2,565	2,765

	2017 Adjusted EBITDA
	Revised Guidance
($ in millions)	Low	High
GAAP Net Income [1]	55	155
Income Tax	10	10
Interest Expense	835	835
Depreciation, Amortization, Contract Amortization and ARO Expense	1,170	1,170
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	130	130
Other Costs [2]	200	200
Adjusted EBITDA	2,400	2,500

	2018 Adjusted EBITDA
	Guidance
($ in millions)	Low	High
GAAP Net Income [1]	410	610
Income Tax	20	20
Interest Expense	785	785
Depreciation, Amortization, Contract Amortization and ARO Expense	1,180	1,180
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	135	135
Other Costs [2]	270	270
Adjusted EBITDA	2,800	3,000
(1) For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero.
(2) Includes deactivation costs, gain on sale of businesses, asset write-offs, impairments and other non-recurring charges.

Appendix Table A-8: 2017 and 2018 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2017	2017	2018
($ in millions)	Prior Guidance	Revised Guidance	Guidance
Adjusted EBITDA	$2,565 - $2,765	$2,400 - $2,500	$2,800 - $3,000
Cash Interest payments	(825)	(835)	(785)
Cash Income tax	(40)	(25)	(40)
Collateral / working capital / other	60	60	40
Cash From Operations	$1,760 - $1,960	$1,600 - $1,700	$2,015 - $2,215
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	—	—	—
Adjusted Cash flow from operations	$1,760 - $1,960	$1,600 - $1,700	$2,015 - $2,215
Maintenance capital expenditures, net	(210) - (240)	(200) - (220)	(210) - (240)
Environmental capital expenditures, net	(25) - (45)	(25) - (35)	(0) - (5)
Distributions to non-controlling interests	(185) - (205)	(180) - (190)	(220) - (250)
Free Cash Flow - before Growth Investments	$1,290 - $1,490	$1,175 - $1,275	$1,550 - $1,750

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth Investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth Investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investments is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.